Exhibit 10.1

[Form of Subscription Agreement]

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of , 2010 between Solar Capital Ltd., a Maryland corporation (the “Company”) and the investor set forth on the signature page to this Agreement (“Investor”).

WHEREAS, Investor desires to purchase certain shares of the Company’s common stock, and the Company is willing to sell the Company’s common stock to Investor on the terms and conditions provided below.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants contained in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Subscription; Closing Deliveries.

(a) Subscription. Investor hereby subscribes for the number of shares of Common Stock of the Company, par value $0.01 per share, set forth on the signature page to this Agreement (the “Shares”) at the aggregate purchase price set forth on the signature page to this Agreement (the “Purchase Price”).

(b) Closing Deliveries. Concurrently with the execution of this Agreement, Investor has delivered to the Company a duly executed Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

2. Delivery of Shares and Purchase Price. On November 30, 2010 or such other date as mutually agreed by the parties hereto (the “Closing Date”), the Company will deliver to Investor the Shares by book-entry transfer, and the Investor will deliver the Purchase Price, paid by wire transfer of immediately available funds, to an account or accounts that have been designated by the Company.

3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

(a) Authority. Investor has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by Investor of this Agreement has been duly authorized by all necessary action on the part of Investor. This Agreement has been duly executed and delivered by Investor and is the legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting such Investor or its assets, or by general principles of equity.

(b) No Consents; No Violations. No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other person is required for the due execution, delivery and performance by Investor of this Agreement or the consummation of the transactions contemplated hereby (other than (x) such as has been obtained, given, effected or taken prior to the date hereof, (y) consents, authorizations, approvals or filings required to be obtained or made by, or notices given to, any regulatory authority having jurisdiction over the Company, as to which Investor makes no representations or warranties and (z) routine filings that are informational in nature and made in the ordinary course of business). The execution, delivery and performance of this Agreement and the performance by Investor of its obligations hereunder do not and will not result in any breach, violation or contravention of (1) any law of any governmental entity applicable to Investor, including the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Securities and Exchange Commission (“Commission”) thereunder, (2) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which Investor or any of its properties is subject or (3) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which Investor is a party or by which any of its properties is bound, in each case except for breaches, violations and contraventions, if any, as would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business, properties or assets of Investor.

(c) Investment Related Representations and Warranties.

(i) Investor is acquiring the Shares for the Investor’s own account, for investment and not with a view to the resale or distribution thereof or any interest therein in violation of the Securities Act of 1933, as amended (the “Securities Act”) or other applicable securities laws. Investor has not entered into, and has no plans to enter into, any contract, undertaking, agreement or arrangement for the resale or distribution of the Shares.

(ii) Investor understands that (1) the Shares have not been registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance under federal and state exemptions for transactions not involving a public offering, (2) no governmental entity has reviewed or made any finding or determination as to the fairness or merits or any recommendation or endorsement with respect to an investment in the Shares, (3) the Shares must be held by Investor indefinitely unless a subsequent transfer thereof is registered under the Securities Act and applicable law or is exempt from such registration and (4) legends restricting the transferability and resale of the Shares will be placed on all documents evidencing the Shares.

(iii) Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Investor) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of the Shares acquired hereunder in limited amounts. Investor further understands that Investor has no right to compel the Company to disclose any information for purposes of complying with Rule 144.

(iv) Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act); Investor has completed the Purchaser Questionnaire (attached to this Subscription Agreement as Exhibit B and incorporated herein as representations and warranties of the undersigned Investor under this Section 3) and that the information contained in such document is complete and accurate.

(v) Investor has conducted its own investigation with respect to the Shares, and the Company has made available to Investor or its representatives (1) a copy of the Offering Letter, dated November 19, 2010, relating to this Agreement, and (2) all agreements, documents, records and books that Investor has requested relating to an investment in the Shares being acquired by Investor. Investor has had an opportunity to ask questions of, and receive answers from, persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of Investor. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the investment in the Shares to suffer a complete loss of such investment.

(vi) Investor has no need for liquidity in its investment in the Shares and no need to dispose of the Shares to satisfy any existing or contemplated undertaking, obligation or indebtedness. Investor can bear the economic risk of investment in the Shares, including a complete loss of such investment, and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Shares. Investor has consulted with its professional, tax and legal advisors to the extent Investor has deemed appropriate with respect to the federal, state, local and foreign income tax consequences of Investor’s participation as a stockholder of the Company.

(vii) Investor hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the Investor hereby represents, warrants and agrees that to the best of the Investor’s knowledge based upon reasonable diligence and investigation no consideration that the Investor has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law. Investor hereby represents that neither it nor any of its owners or affiliates is a person or entity named on a list maintained by the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of the Treasury, nor is the Investor or any of its owners or affiliates a person or entity with whom dealings are prohibited under any OFAC regulations. The Investor shall promptly notify the Company if any of these representations cease to be true and accurate with respect to the Investor. The Investor understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the Investor to sell such Investor’s securities. The Investor agrees to provide to the Company any additional information regarding the Investor that the Company deems necessary or appropriate to ensure compliance with all laws and regulations concerning money laundering and similar activities that may apply now or in the future.

(viii) If the Investor is a private investment fund relying on Section 3(c)(1) or 3(c)(7) for an exclusion from the definition of investment company under the 1940 Act, the acquisition of securities in this offering by the Investor shall not cause the Investor to own after such acquisition, together with any entities it controls (i.e., an entity of which it owns more than 25% of such other company’s voting securities), more than three percent (3%) of the outstanding voting securities of the Company, assuming that 33,270,844 shares of the Company’s Common Stock, par value $0.01, will be outstanding on the date of such acquisition before giving effect to such acquisition.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows:

(a) Authority. The Company has the power and authority to carry on its business as now conducted, to own or hold under lease its properties, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting the Company or its assets, or by general principles of equity.

(b) No Consents; No Violations. No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other person is required for the due execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby (other than (x) such as has been obtained, given, effected or taken prior to the date hereof and (y) consents, authorizations, approvals or filings required to be obtained or made by, or notices given to, any regulatory authority by Investor, as to which the Company makes no representations or warranties). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any breach, violation or contravention of (1) the Company’s Articles of Amendment and Restatement or the Company’s Amended and Restated Bylaws, (2) any law of any governmental entity applicable to the Company, including the 1940 Act and the rules and regulations of the Commission thereunder, (3) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which the Company or any of its properties is subject or (4) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Company is a party or by which any of its properties is bound, in each case except for breaches, violations and contraventions, if any, as would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business, properties or assets of the Company.

(c) Issuance of Shares. Upon issuance to Investor against receipt of the Purchase Price as contemplated by this Agreement, the Shares will be duly authorized and validly issued, fully paid and non-assessable.

(d) Material Misstatements. The Offer Letter as of its date did not, and as of the Closing Date will not, in each case when taken together with the information incorporated by reference therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Compliance with 1940 Act. The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the 1940 Act and the rules and regulations of the Commission thereunder.

5. Transferability. Investor agrees not to transfer or assign this Agreement or any of Investor’s interest in this Agreement, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be allowed only in accordance with applicable law. Investor will not offer, sell, pledge or otherwise dispose of all or any portion of the Shares in a transaction that is not registered under the Securities Act unless in the opinion of counsel for or reasonably satisfactory to the Company, registration under any applicable securities laws is not required.

6. Revocation. Investor agrees that Investor will not cancel, terminate or revoke this Agreement or any agreement made in connection with this Agreement.

7. Legends. All certificates evidencing Shares owned by Investor or its respective transferees permitted hereunder shall in addition to any other legend required by contract or applicable law bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO THE ACT AND APPLICABLE STATE SECURITIES LAWS. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

8. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 8(a). Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Solar Capital Ltd.

500 Park Avenue, Fifth Floor

New York, NY 10022

Fax No.: (212) 993-1699

Attention: Shelley M. Nolden

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Fax No.: (212) 872-1000

Attention: Bruce Mendelsohn, Esq.

To an Investor, to the address set forth below such Investor’s name on the signature pages hereof.

(b) Entire Agreement. This Agreement and the Registration Rights Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c) Further Assurances. The parties hereto agree that, from time to time, they will execute and deliver to each other such additional documents and instruments as may be required in order to carry out the purposes of this Agreement.

(d) Amendment. This Agreement may not be amended, supplemented or modified without the written consent of Investor and the Company.

(e) Governing Law. This Agreement and all claims and causes of action arising hereunder or relating hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.

(f) Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SOLAR CAPITAL LTD.

By:
Title:

[Signature Page to Subscription Agreement]

, as Investor

By:

By:
Title:

NUMBER OF SHARES; PURCHASE PRICE:

Number of Shares to be delivered to Investor at or about the Closing:

Purchaser Price per Share:

Aggregate Purchase Price:

Address:

Tax ID number:

Settlement Contact:

Name:

Email Address:

Phone number:

[Signature Page to Subscription Agreement]

Exhibit A

(Registration Rights Agreement)

Exhibit B

(Purchaser Questionnaire: Accredited Investor status)

Investor is (check one)

☐	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

☐	Any entity in which all of the equity owners are accredited investors.